EXHIBIT 10.6(c)

BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

2005 Annual Report on Form 10-K

AMENDED FORM OF RESTRICTED STOCK AWARD AGREEMENT UNDER THE
PREMIUM OPTION AND STOCK AWARD PROGRAM

Effective:  April 2005

BRIGGS & STRATTON CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT, dated as of this ____ day of _______, 200_, is made by BRIGGS & STRATTON CORPORATION (the “Company”) to ___________ (the “Employee”).

WHEREAS, the Company believes it to be in the best interests of the Company and its shareholders to provide an incentive for certain of its key employees to work for and manage the affairs of the Company in such a way that its shares become more valuable; and

WHEREAS, the Employee is a key employee of the Company or one of its subsidiaries or affiliates.

NOW, THEREFORE, in consideration of the premises, the Company hereby awards Restricted Stock to the Employee on the terms, conditions and restrictions hereinafter set forth.

1.                                       AWARD.  The Company hereby awards to the Employee _____ shares of Restricted Stock on the date hereof (the “Award Date”).  Restricted Stock means shares of the common stock of the Company, par value $0.01 per share, granted in accordance with this Agreement and section 7 of the Company’s Incentive Compensation Plan.

2.                                       RESTRICTION.  The Restricted Stock shall be forfeitable as described below until the shares become vested upon the first to occur, if any, of the following events:

(a)                                  The termination of the Employee’s employment with the Company or a subsidiary by reason of disability or death.  For these purposes, “disability” shall mean separation from the service of the Company or such subsidiary because of such illness or injury as renders the Employee unable to perform the material duties of the Employee’s job.

(b)                                 Five (5) years from the Award Date.

(c)                                  A change in control of the Company as defined in section 11(b) of the Company’s Incentive Compensation Plan.

The period of time during which the Restricted Stock is forfeitable is referred to as the “Restricted Period.”  If the Employee’s employment with the Company or one of its subsidiaries terminates during the Restricted Period for any reason other than retirement, early retirement, disability or death, the Restricted Stock shall be forfeited to the Company on the date of such termination, without any further obligations of the Company to the Employee and all rights of the Employee with respect to the Restricted Stock shall terminate.  The Company may, in its sole discretion, choose to accelerate the vesting of the Restricted Stock upon termination of the Employee’s employment or otherwise.  Notwithstanding any provisions to the contrary, the Employee may not extend the Restricted Period.

3.                                       RIGHTS DURING RESTRICTED PERIOD.  During the Restricted Period, the Employee shall have the right to vote the Restricted Stock and to receive cash dividends, stock dividends and other distributions made with respect to the Restricted Stock; however, all such stock dividends and other non-cash distributions shall be forfeitable and subject to the same restrictions as exist regarding the original shares of Restricted Stock.  The Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period, except by will or the laws of descent and distribution.

4.                                       CUSTODY.  The Restricted Stock may be credited to the Employee in book entry form and held, along with any stock dividends relating thereto, in custody by the Company or an agent for the Company until the applicable restrictions have expired.  If any certificates are issued for shares of Restricted Stock or any such stock dividends during the Restricted Period, such certificates shall bear an appropriate legend as determined by the Company referring to the applicable terms, conditions and restrictions and the Employee shall deliver a signed, blank stock power to the Company relating thereto.  In no event will the issuance of shares occur later than two and one-half months after the end of the fiscal year.

5.                                       TAX WITHHOLDING.  The Employee may satisfy any tax withholding obligations arising with respect to the Restricted Stock in whole or in part by tendering a check to the Company for any required amount, by election to have a portion of the shares withheld to defray all or a portion of any applicable taxes, or by election to have the Company or its subsidiaries withhold the required amounts from other compensation payable to the Employee.

6.                                       IMPACT ON OTHER BENEFITS.  The value of the Restricted Stock awarded hereunder, either on the Award Date or at the time such shares become vested, shall not be includable as compensation or earnings for purposes of any other benefit plan or program offered by the Company or its subsidiaries.

IN WITNESS WHEREOF, this Restricted Stock Award Agreement is executed by the parties as of the date set forth above.

BRIGGS & STRATTON CORPORATION

By:
John S. Shiely
Chairman, President and
Chief Executive Officer

(Employee)